Exhibit 99.1

GREEENBACKER RENEWABLE ENERGY COMPANY LLC

Share Repurchase Program

Effective as of July 1, 2021

Greenbacker Renewable Energy Company LLC (the “Company”), a Delaware limited liability company, has adopted this share repurchase program, pursuant to which the Company will conduct quarterly share repurchases to allow the holders of the Company’s Class A shares, Class C shares, Class I shares, Class P-A shares, Class P-S shares, Class P-T shares, Class P-D shares and Class P-I shares (collectively, the “Shareholders”) to sell all or a portion of their shares (of any class) back to the Company at a price equal to the then-current adjusted monthly share value used by the Company for purposes of shares repurchases (the “Repurchase Value”) associated with the class of shares being repurchased by the Company. The Company calculates the Repurchase Value per share in accordance with the valuation guidelines that have been approved by the Company’s board of directors (the “Board”).

The Shareholders’ right to repurchase is subject to the availability of funds to make such repurchases and the other provisions of this share repurchase program, which include certain restrictions that limit a Shareholder’s ability to sell its shares to the Company. The Company’s role in the administration of this share repurchase program will be solely ministerial and the Company will not actively solicit or recommend repurchases other than disclosing the existence of the program.

Repurchase Procedures

Shareholders may request through their financial advisor or directly with the Company’s transfer agent, SS&C Technologies, Inc. (the “Transfer Agent”) that the Company repurchase shares, in any case subject to certain conditions described herein. If making a repurchase request by contacting the Shareholder’s financial intermediary, the Shareholder’s financial intermediary may require the Shareholder to provide certain additional documentation or information.

The Company’s procedures relating to the Company’s repurchase of shares are as follows:

●	Under this share repurchase program, to the extent the Company chooses to repurchase shares in any particular quarter the Company will only repurchase shares as of the last business day of that fiscal quarter (a “Repurchase Date”).

●	To have shares repurchased, a Shareholder’s written repurchase request and required documentation must be received by the Transfer Agent in good order by no later than 4 p.m. (Eastern time) on the date that is thirty (30) days prior to the applicable Repurchase Date. The Shareholder must complete and sign a repurchase request form, which is available by calling Investor Services at 833-404-4104. Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required by the Company and/or the Transfer Agent.

●	Repurchase requests may be made by mail or electronically (with subsequent submission of hard-copy documentation). If a repurchase request is sent electronically to the Transfer Agent and received at least thirty (30) days prior to the relevant Repurchase Date, the hard-copy documentation following electronic receipt must be received by the Transfer Agent no later than ten (10) days prior to the relevant Repurchase Date to be considered in good order for repurchase.

●	Written requests should be sent to the Transfer Agent at the following address:

Greenbacker Renewable Energy Company LLC.

PO Box 219255

Kansas City, MO 64121-9255

Overnight Address:

Greenbacker Renewable Energy Company LLC

c/o SS&C Technologies

430 W 7th St. Suite 219255

Kansas City, MO 64105-1407

●	If a repurchase request is received after 4 p.m. (Eastern time) on the date that is thirty (30) days prior to the applicable Repurchase Date, the purchase order will be deemed null and void. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter to be considered for the next quarterly repurchase period.

●	Repurchase requests received and processed by the Transfer Agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day.

●	A Shareholder may withdraw his or her already submitted repurchase request by notifying the Transfer Agent in writing, directly or through the Shareholder’s financial intermediary, at the Transfer Agent’s address noted above. Repurchase requests must be cancelled before 4 p.m. (Eastern time) on the date that is ten (10) days prior to the applicable Repurchase Date.

●	Settlements of share repurchases will generally be made within three (3) business days of the Repurchase Date. Repurchase requests received and processed by the Transfer Agent will be effected at a repurchase price equal to the Repurchase Value on the applicable Repurchase Date.

●	For processed repurchases, Shareholders may request that repurchase proceeds are to be paid by mailed check or wire transfer. For repurchase proceeds to be received via wire transfer, the funds will be wired to the Shareholder’s brokerage account or designated U.S. bank account on file with the Transfer Agent or, upon instruction, to another financial institution provided that the Shareholder has made the necessary funds transfer arrangements. Funds will be wired via ACH only to U.S. financial institutions (ACH network members).

●	The Company reserves the right to establish other criteria for verifying the authenticity of any repurchase or transaction request.

●	If a Shareholder has made multiple purchases of shares, any repurchase request will be processed on a first in/first out basis, unless otherwise requested in the repurchase request.

●	All properly submitted repurchase requests that are not fully satisfied on a Repurchase Date will be automatically rolled over to the next scheduled Repurchase Date and will be treated as a new repurchase request to be satisfied on the same terms and conditions as all repurchase requests received for such Repurchase Date (subject to the limitations under this program).

Minimum Holding Period

A Shareholder must hold his or her shares for a minimum of one year before he or she can participate in this share repurchase program, subject to the exceptions described below. The one-year holding period is measured as of the subscription closing date for each purchase of shares. If a Shareholder has made more than one purchase of shares, the one-year holding period will be calculated separately with respect to each purchase.

Exceptions to the One Year Holding Period Requirement

●	Key Person Allowance. If, at any time, any two of the following three executive officers, Charles Wheeler, Spencer Mash and Mehul Mehta, is no longer employed by the Company (a “Key Person Event”), the Shareholders will no longer be required to hold their shares for a minimum of one year before being allowed to participate in this share repurchase program. Upon the occurrence of a Key Person Event, any Shareholder may participate in this share repurchase program as of the immediately next scheduled Repurchase Date, subject to the availability of funds and all other provisions of this share repurchase program.

●	Special Circumstances Repurchase. The Company may satisfy a Shareholder’s repurchase request prior to such Shareholder satisfying the one-year holding period requirement for share repurchases, upon the occurrence of any of the following special circumstances:

○	the written request of the estate, heir or beneficiary of a deceased Shareholder accompanied by a certified copy of the official death certificate for the deceased Shareholder;

○	a “qualifying disability” (as such term is defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended) of the Shareholder for a non-temporary period of time, as determined by the Board and confirmed by a qualified independent physician; provided, that the condition causing the qualifying disability was not pre-existing on the date that the Shareholder became a Shareholder; or

○	a “determination of incompetence” of the Shareholder by a state or federal court located in the United States accompanied by the court order, determination or the certificate of the court declaring the Shareholder incompetent.

●	Board Discretion. As determined by the Board, in its discretion, to be in the best interests of the Company, certain Shareholders may not be required to hold their shares for a minimum of one year before being allowed to participate in this share repurchase program.

A special circumstances-based repurchase request must be made within 180 days of the event giving rise to the special circumstance. For purposes of a special circumstances repurchase, the Repurchase Value for such repurchase will be determined immediately following the date of the death, determination of disability or determination of incompetence of such Shareholder, less any selling commissions and dealer manager fees associated.

Minimum Account Requirements

A Shareholder may submit a repurchase request to the Company for fewer than all of the Shareholder’s shares; provided, however, that the Shareholder must submit a repurchase request for at least 25% of such Shareholder’s shares, which 25% limitation may be waived by the Board, in its discretion, with respect to certain Shareholders or all Shareholders. In addition, each Shareholder must maintain a minimum balance of $2,000 worth of shares following each request for repurchase. Minimum account requirements will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in the Company’s monthly share value, as determined by the Company in accordance with the valuation guidelines that have been approved by the Board.

Sources of Funds for Repurchases

The Company may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and the Company has no limits on the amounts it may pay from such sources.

Repurchase Limitations

The Company may repurchase fewer shares than have been requested in any particular quarter to be repurchased under this share repurchase program, or none at all, in its discretion at any time. Should repurchase requests, in the Company’s judgment, place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company as a whole, or should the Company otherwise determine that investing its liquid assets rather than repurchasing the Company’s shares is in the best interests of the Company as a whole, the Company may choose to repurchase fewer shares in any particular month than have been requested to be repurchased, or none at all. Further, the Board may modify, suspend or terminate this share repurchase program if it deems such action to be in the best interest of the Company and its Shareholders. The Board may also determine to suspend this share repurchase program due to regulatory changes or changes in law. Once this share repurchase program is suspended, the Board must affirmatively authorize the recommencement of this program before Shareholder requests will be considered again. In addition, the Board may modify or waive the terms of this share repurchase program with respect to certain Shareholders or all Shareholders as the Board determines, in its discretion, to be in the best interests of the Company.

The Company will promptly notify the Shareholders of any changes to this share repurchase program, including any modification, suspension or termination of it. Moreover, this share repurchase program will terminate with respect to each class of the Company’s shares on the date that the such class of shares is listed on a national securities exchange, is included for quotation in a national securities market or, in the sole determination of the Board, a secondary trading market for such class of shares otherwise develops. All shares to be repurchased under this share repurchase program must be (i) beneficially owned by the Shareholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the Shareholder of record of the shares or his or her estate, heir or beneficiary, (ii) fully transferable and not be subject to any liens or other encumbrances and (iii) free from any restrictions on transfer. In certain cases, the Company may ask the requesting party to provide evidence satisfactory to the Company that the shares requested for repurchase are not subject to any liens or encumbrances. If the Company determines that a lien or other encumbrance or restriction exists against the shares requested to be repurchased, the Company will not repurchase any such shares.

Unless the Board determines otherwise, the Company will limit the amount of repurchases pursuant to the share repurchase program as follows:

Quarter-Ending	Share Repurchase Limit(s)
September 30, 2020	During such fiscal quarter, 1.25% of the weighted average number of shares outstanding in the prior four fiscal quarters
December 31, 2020	During such fiscal quarter, 1.875% of the weighted average number of shares outstanding in the prior four fiscal quarters
March 31, 2021	During such fiscal quarter, 2.5% of the weighted average number of shares outstanding in the prior four fiscal quarters
June 30, 2021	During such fiscal quarter, 3.75% of the weighted average number of shares outstanding in the prior four fiscal quarters
September 30, 2021, and each quarter thereafter

●     During any 12-month period, 20% of the Company’s weighted average number of outstanding shares

●     During any fiscal quarter, 5% of the weighted average number of shares outstanding in the prior four fiscal quarters

If the amount of repurchase requests in any quarterly repurchase period exceeds the number of shares for which the Company has sufficient funds to repurchase, the Company intends to fulfill a portion of each repurchase request in an amount up to $25,000 (for each Shareholder that submitted a repurchase request during the quarter, the “Minimum Repurchase Amount”).

If any repurchase requests remain partially unsatisfied after fulfilling the Minimum Repurchase Amount for each Shareholder that submitted a repurchase request during the quarter, then the Company may repurchase additional shares from each such Shareholder on a pro rata basis for such quarter, rounded to the nearest whole share, based upon the total number of shares for which repurchase was requested, and the total funds available for repurchase.

The Company is not obligated to repurchase shares if the repurchase would violate the restrictions on distributions under U.S. federal law or Delaware law.

All properly submitted repurchase requests that are not fully satisfied on a Repurchase Date will be automatically rolled over to the next scheduled Repurchase Date and will be treated as a new repurchase request to be satisfied on the same terms and conditions as all repurchase requests received for such Repurchase Date (subject to the limitations under this program); provided, however, that if any properly submitted repurchase request is unsatisfied due to a suspension of this share repurchase program, such repurchase request will be deemed null and void and must be resubmitted for reconsideration by the Company upon the recommencement of this share repurchase program, as applicable.

Items of Note

●	Shareholders will not pay a fee in connection with the Company’s repurchase of shares under this share repurchase program.

●	Shareholders will not receive interest on amounts represented by uncashed repurchase checks.

●	Under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld.

●	Internal Revenue Service regulations require the Company to determine and disclose on Form 1099-B the adjusted cost basis for the Company’s shares sold or repurchased. Although there are several available methods for determining the adjusted cost basis, the Company will utilize the first-in-first-out method.

●	Any share repurchase requests made by the Company’s directors, officers or affiliates will be subject to the limitations described herein. The Company will not satisfy any share repurchase requests by its investment adviser, Greenbacker Capital Management, LLC (“GCM”), as long as GCM remains the Company’s investment adviser.

Mail and Telephone Instructions

The Company and the Transfer Agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized Shareholder transactions if they reasonably believe that such instructions were genuine. The Company and the Transfer Agent have established reasonable procedures to confirm that instructions are genuine including requiring the Shareholder to provide certain specific identifying information on file and sending written confirmation to Shareholders of record. Failure by the Shareholder or its agent to notify the Transfer Agent in a timely manner that the instructions were not properly acted upon or any other discrepancy will relieve the Company, the Transfer Agent and the financial advisor of any liability with respect to the discrepancy.

Repurchase Agent

The Company’s repurchase agent for this share repurchase program is the Company’s dealer manager, WealthForge Securities, LLC, which is broker-dealer registered with the Securities and Exchange Commission (the “SEC”) and each state securities commission in the states in which it conducts its business. The Company’s repurchase agent for this share repurchase program at all times will be registered as a broker-dealer with the SEC and each state’s securities commission, unless exempt from registration.